UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2010

GLOBAL AVIATION HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	000-52605	20-4222196
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 World Drive

Peachtree City, Georgia 30269

(Address of principal executive offices / Zip Code)

(770) 632-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02                                           Results of Operations and Financial Condition.

As contemplated by the indenture governing the 14% senior secured first lien notes due 2013 (the “First Lien Notes”) of Global Aviation Holdings Inc., a Delaware corporation (the “Registrant”), the Registrant is hereby furnishing its Unaudited Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations for such period, which are attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and are incorporated herein by reference.  The Registrant undertakes to file its Form 10-Q for the quarter ended September 30, 2010 within the period prescribed by Rule 15d-13(a) under the Securities Exchange Act of 1934, as amended.

Item 7.01              Regulation FD Disclosure.

On November 15, 2010, the Registrant issued a press release announcing when it will host its quarterly results call for the quarter ended September 30, 2010 as contemplated by the indenture for First Lien Notes.  A copy of the press release is attached as Exhibit 99.2 to this Current Report. A reconciliation of non-GAAP financial measures that the Registrant intends to use during such call is attached as Exhibit 99.3 to this Current Report.

Item 9.01              Financial Statements and Exhibits.

Exhibit 99.1          Unaudited Condensed Consolidated Financial Statements for the quarter ended September 30, 2010 and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Exhibit 99.2          Press Release dated November 15, 2010.

Exhibit 99.3          Reconciliation of Non-GAAP Financial Measures.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language to such filing, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: November 15, 2010	By:	/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief Financial Officer